Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 1Life Healthcare, Inc. of our report dated October 18, 2019 relating to the financial statements, which appears in 1Life Healthcare, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-235792).

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 4, 2020